Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TechTarget, Inc.

Newton, Massachusetts

We hereby consent to the incorporation by reference the Registration Statements on From S-3 (No. 333-181187 and 333-200080) and Form S-8 (No. 333-145785, 333-202051 and 333-219351) of TechTarget, Inc. of our reports dated March 1, 2021, relating to the consolidated financial statements and effectiveness of TechTarget’s internal control over financial reporting for the year ended December 31, 2020 which appears in this 10-K.

/s/ Stowe & Degon, LLC

Westborough, MA

March 1, 2021